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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 10/A

           GENERAL FORM FOR WITHDRAWAL OF REGISTRATION OF SECURITIES
                     Pursuant to Section 12(b) or 12(g) of
                       The Securities Exchange Act of 1934


                          [PLANET ENTERTAINMENT LOGO]



                       . PLANET ENTERTAINMENT CORPORATION
             (Exact Name of Registrant as specified in its charter)


          Florida                                           33-0471728
(State or Other Jurisdiction)                         (IRS Employer I.D. No.)

                                 222 Highway 35
                                  P.O. Box 4085
                           Middleton, New Jersey 07748
                                  908-530-8819


       Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

       Securities to be registered pursuant to Section 12(g) of the Act:

                    10,829,055 COMMON STOCK, PAR VALUE .0001
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                                TABLE OF CONTENTS


Item 1.  Withdrawal of Form 10...............................................3
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ITEM 1.  WITHDRAWAL OF FORM 10.

      Planet Entertainment Corporation ("Registrant") hereby applies to withdraw its Form 10 filed May 8, 1997. Registrant intends to make substantial revisions which are not yet ready and therefore to continue to have on file for public review information which is not currently accurate could be detrimental to the stockholders of Registrant and/or the public. Registrant has fewer than three hundred shareholders and to date there has been only limited trading in Registrant's common stock.

      Despite the Staff's comments, Registrant's filing was declared effective automatically with the passage of time without further communication between Registrant and Staff and without regard to the Staff's comments. It is therefore requested that an Order permitting withdrawal of the Form 10 be issued forthwith, as Registrant submits, it would be in the public interest. The filing by Registrant was on a voluntary basis as it was not required to do so by any federal securities law or regulation.



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                                   SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this withdrawal of the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: October 21, 1997

                                               PLANET ENTERTAINMENT CORPORATION.



                                               By: /s/
                                                   -----------------------------
                                                   Wallace Giakas, Chairman




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